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                                                                Exhibit 99.9d

                               FPS SERVICES, INC.
                               3200 HORIZON DRIVE
                                 P.O. BOX 61503
                         KING OF PRUSSIA, PA 19406-0903

August 26, 1997

Mr. James W. Stratton
President
Stratton Management Company
610 W. Germantown Pike
Plymouth Meeting, PA 19462

Re:  Amendment of Existing Service Agreements on behalf of Stratton Special
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     Value Fund
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Dear Jim,

FPS Services is pleased to provide the following services on behalf of Stratton Special Value Fund. The proposed fee schedules below will remain in effect until March 31, 1998, the annual review date for FPS Services' contracts with Stratton Mutual Funds. If you are in agreement with these fees, kindly indicate by signing below. By doing so, the existing agreements between FPS Services, Inc. and The Stratton Funds, Inc. will be so amended.
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
One Time Mutual Fund Start-Up Services Fee                             $ 12,000
         Preparation and filing of Form N-1A
         Blue Sky Filings (Filing fees yet to be estimated)
         Responding to SEC comments
         Printing initial stand alone prospectus for use 1/98 -- 5/98 Consolidation of new Fund into combined prospectus 5/98

         NOTE: An SEC filing period of 75 days applies so the filing must occur on or before 10/17/97

Annual Fund Accounting and Portfolio Valuation Fee                     $ 20,000

Custody Administration Fees                                            Per Existing Schedule

Annual Transfer Agent and Shareholder Servicing Fees                   $ 13.00 per account
         Additional charge for redemption fee                          $  1.00 per account

Mutual Fund Administration                                             $ 10,000

         NOTE: Stratton Small-Cap Yield Fund Administration Fee to be raised to $30,000 per year

Broker/Dealer Annual Fee                                               $ 3,000
         Plus $2.00 per kit for fulfillment


Sincerely,                                                             Accepted
/s/ Lynne M. Cannon                                                    /s/ James W. Stratton
Lynne M. Cannon                                                        James W. Stratton
Senior Vice President                                                  Chairman
Relationship Management                                                Stratton Mutual Funds
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